UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 11, 2011

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

000-53742	FIRSTENERGY SOLUTIONS CORP.	31-1560186
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 11, 2011, FirstEnergy Generation Corp. (FEG), an Ohio corporation and a wholly owned subsidiary of FirstEnergy Solutions Corp. (FES), entered into an Asset Purchase Agreement (Agreement) with American Municipal Power, Inc. (AMP), an Ohio nonprofit corporation.  Pursuant to the Agreement, FEG will sell its Fremont Energy Center natural gas combined cycle power plant currently under construction in Fremont, Ohio, to AMP for $485 million plus construction costs to complete the facility from February 1, 2011 (not to exceed $24.3 million) based on an expected output of 685 megawatts (MW).  FEG has an opportunity to receive additional consideration (not to exceed approximately $16 million) for every MW of demonstrated output and transmission export capacity (on a prorated basis) in excess of 685 MW and up to its nameplate capacity of 707 MW, within specified time frames and under certain conditions. AMP will also assume certain associated liabilities from FEG.

The Agreement contains customary representations, warranties, covenants and indemnification obligations.  The Agreement may be terminated if the closing does not occur on or before July 1, 2011, subject to extension under certain circumstances, and is subject to customary conditions including the termination of the waiting period under the Hart-Scott-Rodino Act, if applicable, and Federal Energy Regulatory Commission authorization pursuant to Section 203 of the Federal Power Act.

If the Agreement is terminated under certain circumstances generally involving a material breach by AMP of its obligations under the Agreement or a failure by AMP to consummate the transaction, FEG will be entitled to retain a $4.85 million deposit made by AMP in connection with the execution of the Agreement.  If the Agreement is terminated under certain other circumstances generally involving a material breach by FEG of its obligations under the Agreement or a failure by FEG to consummate the transaction, the $4.85 million deposit will be returned by FEG to AMP and FEG will pay AMP $375,000 in respect of AMP’s fees and expenses in connection with the Agreement.  If the Agreement is terminated under circumstances other than the foregoing, the $4.85 million deposit will be returned by FEG to AMP.

The press release issued by FirstEnergy Corp. on March 14, 2011, announcing the execution of the Agreement, is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press release issued by FirstEnergy Corp., dated March 14, 2011

Forward-Looking Statements:  This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry, the impact of the regulatory process on the pending matters in the various states in which we do business including, but not limited to, matters related to rates, the status of the Potomac-Appalachian Transmission Highline (PATH) project in light of PJM Interconnection, LLC’s efforts to determine whether the need for PATH should be re-evaluated and the related suspension of work on the project, PATH’s rate of recovery at the FERC, business and regulatory impacts from American Transmission Systems, Incorporated’s realignment into PJM Interconnection, L.L.C., economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, financial derivative reforms that could increase our liquidity needs and collateral costs, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy’s regulated utilities to collect transition and other costs, operation and maintenance costs being higher than anticipated, other legislative and regulatory changes, and revised environmental requirements, including possible greenhouse gas emission and coal combustion residual regulations, the potential impacts of any laws, rules or regulations that ultimately replace the Clean Air Interstate Rules, the uncertainty of the timing and amounts of the capital expenditures needed to complete, among other things, the PATH project as a result of its current suspension status, the uncertainty of the timing and amounts of the capital expenditures needed to resolve any New Source Review litigation or other potential similar regulatory initiatives or rulemakings (including that such expenditures could result in our decision to shut down or idle certain generating units), adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight by the Nuclear Regulatory Commission), adverse legal decisions and outcomes related to Metropolitan Edison Company’s and Pennsylvania Electric Company’s transmission service charge appeal at the Commonwealth Court of Pennsylvania, any impact resulting from the receipt by Signal Peak of the Department of Labor’s notice of a potential pattern of violations at Bull Mountain Mine No. 1, the continuing availability of generating units and their ability to operate at or near full capacity, the ability to comply with applicable state and federal reliability standards and energy efficiency mandates, changes in customers’ demand for power, including but not limited to, changes resulting from the implementation of state and federal energy efficiency mandates, the ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the ability to improve electric commodity margins and the impact of, among other factors, the increased cost of coal and coal transportation on such margins and the ability to experience growth in the distribution business, the changing market conditions that could affect the value of assets held in FirstEnergy’s nuclear decommissioning trusts, pension trusts and other trust funds, and cause FirstEnergy to make additional contributions sooner, or in amounts that are larger than currently anticipated, the ability to access the public securities and other capital and credit markets in accordance with FirstEnergy’s financing plan and the cost of such capital, changes in general economic conditions affecting the company, the state of the capital and credit markets affecting the company, interest rates and any actions taken by credit rating agencies that could negatively affect FirstEnergy’s access to financing or its costs and increase its requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees, the continuing uncertainty of the national and regional economy and its impact on the company’s major industrial and commercial customers, issues concerning the soundness of financial institutions and counterparties with which FirstEnergy does business, issues arising from the recently completed merger of FirstEnergy and Allegheny Energy, Inc. and the ongoing coordination of their combined operations, including FirstEnergy’s ability to maintain relationships with customers, employees or suppliers as well as the ability to successfully integrate the businesses and realize cost savings and any other synergies and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect and the risks and other factors discussed from time to time in FirstEnergy’s Securities and Exchange Commission filings, and other similar factors. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. The Registrant expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on their behalf by the undersigned thereunto authorized.

March 14, 2011

FIRSTENERGY SOLUTIONS CORP.
Registrant

By:	/s/ Harvey L. Wagner
Harvey L. Wagner Vice President and Controller